Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE February 4, 2005	CONTACT: Thomas A. Young, Jr. Paul M. Harbolick, Jr. (703)814-7200

Alliance Bankshares Reports 2004 Annual Results
Excellent loan and deposit growth continue at Northern Virginia based banking organization.

CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ: ABVA) today reported financial results for the fourth quarter 2004 and its eighteenth consecutive quarterly profit. For the quarter ended December 31, 2004, the Company reported earnings of $615 thousand and earnings for the year ended December 31, 2004 of $2.8 million.

“Our fourth quarter and full-year results illustrate our commitment to steady, sustainable growth – regardless of economic climate,” said Thomas A. Young, Jr., President & CEO of Alliance Bankshares Corporation. “Our loan growth year over year was 76.2% and for the 4th quarter alone was $33.6 million. This is a direct result of the successful execution of our relationship business model, the experience and reputation of our lenders and our commitment to our customers. Additionally, our demand deposit base increased by $39.4 million or 44.3% in 2004. These core deposits are also a direct result of our relationship strategy and provide an important, cost effective and reliable source of funding for the bank. We have made a significant investment in our people and our infrastructure during 2004 and the benefits of these investments are apparent to us as we close the year and approach 2005. These results and the investments we’ve made give us great momentum and enthusiasm. We expect 2005 to be a year of excellent performance.”

Total assets grew to $479.7 million in 2004, an increase of $123 million or 34.5% over the 2003 level of $356.7 million. The Bank’s deposit initiatives continue to generate strong results with demand deposits representing 36.1% of total deposits as of December 31, 2004. Investment securities amounted to $209.1 million as December 31, 2004 compared to $175.1 million as of December 31, 2003, or an increase of 19.5%.

Alliance earned $2.8 million in 2004 which was down from the 2003 level of $4.0 million; however, the majority of our 2004 income was generated from the core banking operation. Income generated from our investment security activities and our mortgage banking unit provided minimal earnings in 2004, unlike 2003. In addition, strong loan growth in 2004 dictated a higher incremental provision for loan losses.

Actual quarterly earnings increased by 22.5%. Earnings per share, diluted amounted to $.12 for the fourth quarter of 2004 compared to $.14 for the same period in 2003. The February 2004 stock offering significantly increased the common shares outstanding which adversely impacted the quarterly earnings per share comparison. Similarly, the full year 2004 earnings per share were impacted by the large increase in common shares. Earnings per share, diluted were $.57 for the full year 2004.

Thomas P. Danaher, Chairman of the Board of Directors for Alliance Bankshares Corporation noted that an excellent business foundation was established in 2004. “Our team placed significant energies in growing our loan, deposit and capital bases over the past year. We believe the organization is well positioned to seize business opportunities in the growing and vibrant metropolitan Washington, DC area,” said Danaher.

Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission

More information on Alliance Bankshares Corporation can be found online at
 www.alliancebankva.com, or by phoning an Alliance office.

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ALLIANCE BANKSHARES CORPORATION
Balance Sheets

	December 31,	December 31,
	2004*	2003
	(Dollars in thousands, except per share)
ASSETS
Cash and due from banks	$29,467	$11,321
Federal funds sold	1,139	32,709
Investment securities available-for-sale, at fair value	209,041	174,999
Investment securities held-to-maturity, at amortized cost	100	100

Loans held for sale	24,746	13,033
Loans, net of unearned discount and fees	209,204	118,762
less: allowance for loan losses	(2,300)	(1,444)

Loans, net	206,904	117,318
Premises and equipment, net	2,156	1,764
Other assets	6,167	5,494

TOTAL ASSETS	$479,720	$356,738

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$128,287	$88,874
Interest-bearing deposits	227,404	187,865

Total deposits	355,691	276,739

Repurchase agreements, federal funds purchased and other borrowings	45,352	35,251
Federal Home Loan Bank advances	20,000	13,000
Trust Preferred Capital Notes	10,310	10,000
Other liabilities	1,745	2,393
Commitments and contingent liabilities	—	—

TOTAL LIABILITIES	433,098	337,383

STOCKHOLDERS’ EQUITY	46,622	19,355

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$479,720	$356,738

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Income Statements

	Quarter Ended	Quarter Ended	Twelve Months	Twelve Months
	December 31,	December 31,	December 31,	December 31,
	2004*	2003	2004*	2003
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$3,375	$1,746	$10,289	$7,438
Investment securities	2,239	2,009	8,376	6,912
Federal funds sold	159	54	486	267

Total interest income	5,773	3,809	19,151	14,617

INTEREST EXPENSE:
Deposits	1,376	1,073	4,989	3,719
Purchased funds and other borrowings	592	459	1,863	1,688

Total interest expense	1,968	1,532	6,852	5,407

Net interest income	3,805	2,277	12,299	9,210
Provision for loan losses	364	86	886	396

Net interest income after provision for loan losses	3,441	2,191	11,413	8,814

OTHER INCOME:
Deposit account service charges	55	53	205	180
Gain on sale of loans	1,136	1,379	5,362	6,325
Net gain on sale of securities	15	41	346	1,837
Net gain on trading activities	—	37	51	250
Other operating income	45	74	217	182

Total other income	1,251	1,584	6,181	8,774

OTHER EXPENSES:
Salaries and employee benefits	2,155	2,078	7,839	7,146
Occupancy expense	341	290	1,270	975
Equipment expense	220	178	745	613
Operating expenses	1,201	723	4,109	3,368

Total other expenses	3,917	3,269	13,963	12,102

INCOME BEFORE INCOME TAXES	775	506	3,631	5,486
Income tax expense	160	4	864	1,497

NET INCOME	$615	$502	$2,767	$3,989

Net income per common share, basic	$0.13	$0.15	$0.61	$1.24

Net income per common share, diluted	$0.12	$0.14	$0.57	$1.14

Weighted average number of shares, basic	4,789,499	3,238,814	4,546,117	3,208,169

Weighted average number of shares, diluted	5,035,967	3,612,151	4,873,081	3,504,369

* Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Statistical Information

	December 31,	December 31,
	2004*	2003
(Dollars in thousands, except per share)

Performance Information:

For The Quarter Ended,
Earnings per share, basic	$0.13	$0.15
Earnings per share, diluted	0.12	0.14
Return on average assets	0.49%	0.53%
Return on average equity	5.29%	10.80%
Net interest margin**	3.32%	3.05%

For The Twelve Months Ended,
Earnings per share, basic	$0.61	$1.24
Earnings per share, diluted	0.57	1.14
Return on average assets	0.63%	1.16%
Return on average equity	6.87%	21.00%
Net interest margin **	3.10%	3.07%

Loan Growth	76.2%	43.5%
Asset Growth	34.4%	27.1%
Deposit Growth	28.5%	28.1%
Demand Deposits/Total Deposit	36.1%	32.1%

Credit Quality Ratios:
Allowance for loan losses to total loans	1.10%	1.22%
Allowance for loan losses to non-accrual loans	NM	72.2 X
Allowance for loan losses to nonperforming assets	NM	72.2 X
Nonperforming assets to total assets	0.00%	0.01%
Net chargeoffs to average loans	0.02%	0.01%

Capital Information:
Book value per share	$9.73	$5.97
Tier I risk-based capital ratio	21.5%	15.0%
Total risk-based capital ratio	22.3%	18.4%
Leverage capital ratio	11.6%	7.0%
Total equity to total assets ratio	9.7%	5.4%

*	Unaudited financial results

**	On a fully tax-equivalent basis assuming a 34% federal tax rate.

NM = Not Meaningful